Exhibit 4.1



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                        SOY ENVIRONMENTAL PRODUCTS, INC.






                                 NOTE AGREEMENT

                            For the Issuance of Up to
                             $900,000 Senior Secured
                                Convertible Notes


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
                                                                     Exhibit 4.1


                                TABLE OF CONTENTS

SECTION                                                                                           PAGE

                         SECTION 1 - DEFINITIONS AND INTERPRETATION................................  1

    1.1     Definitions............................................................................  1
    1.2     Accounting Principles..................................................................  4
    1.3     Directly or Indirectly.................................................................  4

                                    SECTION 2 - THE NOTES..........................................  4

    2.1     Issuance of Definitive Notes...........................................................  4
    2.2     Prepayment.............................................................................  4
    2.3     No Sinking Fund........................................................................  4
    2.4     Persons Entitled to Note Interest Payments.............................................  5
    2.5     Security...............................................................................  5
    2.6     Payment of Principal and Interest......................................................  5
    2.7     Extension of Maturity Date.............................................................  5
    2.8     Application of Payment.................................................................  5

                                SECTION 3 - COMPANY COVENANTS......................................  5

    3.1     Corporate Existence....................................................................  5
    3.2     Payment of Taxes and Claims............................................................  5
    3.3     Maintenance of Properties; Business Insurance..........................................  6
    3.4     Limitations on Senior Debt.............................................................  6
    3.5     Dividends..............................................................................  6
    3.6     Transactions with Affiliates...........................................................  6
    3.7     Representation on the Board of Directors...............................................  7

                      SECTION 4 - EVENTS OF DEFAULT & REMEDIES THEREFOR............................  7

    4.1     Events of Default......................................................................  7
    4.2     Notice to Placement Agent..............................................................  8
    4.3     Acceleration; Rescission and Annulment.................................................  8
    4.4     Collection of Indebtedness and Suits for Enforcement by Note Agent.....................  9
    4.5     Note Agent May File Proofs of Claim.................................................... 10
    4.6     Note Agent May Enforce Claims Without Possession of Note
            Certificates........................................................................... 11
    4.7     Application of Money Collected......................................................... 11

                                                                     Exhibit 4.1

    4.8     Limitation on Suits.................................................................... 11
    4.9     Unconditional Right of Holders to Receive Principal, Premium and
            Interest............................................................................... 12
    4.10    Restoration of Rights and Remedies..................................................... 12
    4.11    Rights and Remedies Cumulative......................................................... 12
    4.12    Delay or Omission Not Waiver........................................................... 12
    4.13    Control by Holders..................................................................... 13
    4.14    Waiver of Past Defaults................................................................ 13
    4.15    Undertaking for Costs.................................................................. 13
    4.16    Waiver of Stay or Extension Laws....................................................... 13

                         SECTION 5 - AMENDMENTS, WAIVERS & CONSENTS................................ 14

    5.1     Consent Required....................................................................... 14
    5.2     Effect of Amendment or Waiver.......................................................... 14
    5.3     Solicitation of Holders................................................................ 14

                               SECTION 6 - CONVERSION OF NOTES..................................... 15

    6.1     Conversion Rights and Manner of Exercise............................................... 15
    6.2     Issuance of Common Stock Certificates.................................................. 15
    6.3     Cash Adjustments on Conversion......................................................... 15
    6.4     Antidilution Adjustments............................................................... 16
    6.5     Mergers, Consolidations, Sales......................................................... 16
    6.6     Dissolution or Liquidation............................................................. 17
    6.7     Notice of Extraordinary Dividends...................................................... 17
    6.8     Reservation of Common Stock............................................................ 17
    6.9     Fully Paid Stock; Taxes................................................................ 18

                         SECTION 7 - RESTRICTIONS ON TRANSFERABILITY............................... 18

    7.1     Restrictions on Transferability........................................................ 18
    7.2     Restrictive Legends.................................................................... 18
    7.3     Notice of Proposed Transfer; Registration Not Required................................. 19
    7.4     Transfer of Notes...................................................................... 19

                        SECTION 8 - REGISTRATION OF CONVERSION SHARES.............................. 20

    8.1     Shelf Registration......................................................................20
    8.2     Conditions Relating to Shelf Registration.............................................. 20
    8.3     Registration Procedures................................................................ 22
    8.4     Registration Expenses.................................................................. 25

                                                                     Exhibit 4.1

  8.5      Indemnification; Contribution.......................................................... 25
  8.6      Commission Filings..................................................................... 28
  8.7      Lock-up Agreement...................................................................... 28

                                  SECTION 9 - NOTE AGENT...........................................28

  9.1      Duties and Liabilities of Note Agent................................................... 28
  9.2      Reliance on Documents, Opinions, Etc................................................... 30
  9.3      No Responsibility for Recitals, etc.................................................... 31
  9.4      Moneys to be Held in Trust............................................................. 31
  9.5      Expenses of Note Agent................................................................. 31
  9.6      Resignation or Removal of Note Agent................................................... 31

                                SECTION 10 - MISCELLANEOUS........................................ 32

  10.1     Registered Notes....................................................................... 32
  10.2     Exchange of Notes...................................................................... 33
  10.3     Loss, Theft, etc. of Notes............................................................. 33
  10.4     Cancellation of Notes; Acquisition of Notes by Company................................. 34
  10.5     Transfer of Note....................................................................... 34
  10.6     Expenses; Stamp Tax Indemnity.......................................................... 34
  10.7     Acts of Holders; Evidence of Ownership of Notes........................................ 35
  10.8     Holders' List.......................................................................... 35
  10.9     Powers and Rights Not Waived, Remedies Cumulative...................................... 36
  10.10    Notices................................................................................ 36
  10.11    Successors and Assigns................................................................. 36
  10.12    Discharge and Termination.............................................................. 36
  10.13    Survival of Covenants and Representations.............................................. 36
  10.14    Severability........................................................................... 37
  10.15    Governing Law.......................................................................... 37
  10.16    Captions............................................................................... 37
  10.17    Benefits of Provisions of This Agreement............................................... 37
  10.18    Counterparts........................................................................... 37

                                                                     Exhibit 4.1

                                 NOTE AGREEMENT


                  THIS NOTE AGREEMENT (the "Agreement") is made effective as of the 3rd day of July, 1997, among SOY ENVIRONMENTAL PRODUCTS, INC., a Delaware corporation (the "Company"), and FOX & COMPANY INVESTMENTS, INC. (the "Placement Agent").

                                    RECITALS:

         A. The Company has entered into an agreement (the "Placement Agreement") with the Placement Agent pursuant to which the Placement Agent has agreed to assist the Company in the placement of up to 15 Units, each Unit consisting of one $60,000 Senior Secured Convertible Note ("Note") and 60,000 Class A Warrants ("Warrants"), subject to the terms of the Placement Agreement (the "Offering").

         B. The Company desires to provide for the form and provisions of the Notes, the terms upon which the Notes shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Placement Agent, and the registered holders of the Notes.

         C. All acts and things necessary to make the Notes, when executed on behalf of the Company, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement, have been done and performed.

                                   AGREEMENT:

         NOW, THEREFORE, it is hereby agreed as follows:

                                    SECTION 1
                         DEFINITIONS AND INTERPRETATION

         1.1 Definitions. In addition to the terms otherwise defined herein, the following terms shall mean:

         Affiliate: any Person (other than a Subsidiary) (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

                                                                     Exhibit 4.1

         Business Day: any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in Arizona are authorized or obligated by law or executive order to be closed.

         Closing Date: any Business Day proceeds are distributed to the Company under terms of the Escrow Agreement pursuant to the Offering.

         Commission: the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Trust Indenture Act of 1939, as amended, as the case may be.

         Common Stock: any class of capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage; provided, however, that the shares of Common Stock deliverable upon conversion of the Notes shall include only the Common Stock of the Company authorized at the date hereof and any class of Common Stock issued in substitution therefor.

         Company:  Soy Environmental Products, Inc., a Delaware corporation.

         Conversion Notice: the notice set forth on the reverse side of the Note Certificate given by Holders to convert the Notes to shares of Common Stock as provided in Section 6.1 hereof.

         Conversion  Price:  $1.00 or such other amount as adjusted  pursuant to
Section 6.4 hereof.

         Conversion Shares: the shares of Common Stock of the Company issued upon the conversion of any of the Notes.

         Default: any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 4.1.

         Escrow  Agreement:  the  Agreement  between the  Company  and  Biltmore
Investors Bank, N.A., as escrow agent, providing for the collection and disbursement of funds under the Offering.

         Exchange Act: the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as they may be in effect at the time.

         GAAP: generally accepted accounting principles at the time in the United States.

                                                                     Exhibit 4.1

         Holder: any Person that is, at the time of reference, the registered Holder of any Note or any Conversion Shares.

         Interest Payment Date: February 1, 1998 and the first of each month thereafter during the term of the Notes; provided, however, if such date is not a Business Day, the Interest Payment Date shall be the immediately preceding Business Day.

         Maturity Date:  January 31, 1998 unless extended as provided in Section
2.7 to July 31, 1998.

         Note: any Senior Secured Convertible Note issued pursuant to the terms of this Agreement.

         Note Agent: any Person appointed by the Placement Agent to act as Note Agent upon the occurrence of an event of Default as defined in Section 4.1.

         Note Certificate: any certificate in the form attached hereto as Exhibit A issued pursuant to the terms of this Agreement evidencing the rights of a Holder with respect to a Note.

         Note Register: the register of the Holders of Notes issued pursuant to this Agreement.

         Offering: the offering for private placement by the Placement Agent on behalf of the Company of up to 15 Units, each Unit consisting of one Note and 60,000 Warrants.

         Person:   an   individual,    partnership,    corporation,   trust   or
unincorporated organization, and a government or agency or political subdivision thereof.

         Placement Agent: Fox & Company Investments, Inc., the placement agent on behalf of the Company in connection with the Offering.

         Record Date: January 16, 1998 and the 16th of each month thereafter during the term of the Notes preceding each Interest Payment Date.

         Registration Expenses: All registration and filing fees, all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of one firm of counsel for the holders and any underwriters in connection with blue sky qualifications of the Conversion Shares), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the officers and employees of the Company performing legal or accounting duties), and reasonable fees and disbursement of counsel for the Company and its independent certified public accountants (including the reasonable expenses of any special audit or comfort letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance),

                                                                     Exhibit 4.1

the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, reasonable fees and expenses of any other persons retained by the Company and the fees and expenses associated with any required filing with the National Association of Securities Dealers, Inc.

         Securities Act: the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Senior Debt: all indebtedness of the Company that is secured by liens or encumbrances on assets of the Company, which liens or encumbrances have priority over the security interests that secure the repayment of the Notes.

         Subsidiary: any corporation of which more than fifty percent (by number of votes) of the voting stock is owned, directly or indirectly, by the Company at any time during the term of this Agreement.

         Warrants: any Class A Purchase Warrants allowing the holder thereof to purchase a share of Common Stock issued under the terms of the Offering.

         1.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         1.3 Directly or Indirectly. Where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person or any Subsidiary or agent of such Person or otherwise at the request, direction or for the benefit of such Person.

                                    SECTION 2
                                    THE NOTES

         2.1 Issuance of Definitive Notes. On any Closing Date, the Company will issue Note Certificates to all qualified Persons whose subscriptions are accepted by the Company in the Offering. Notes shall be issued in minimum principal amounts of $60,000 (per $50,000 Offering subscription) and integral multiples of $6,000 (per $5,000 Offering subscription) in excess thereof. The Company shall have the option in its sole discretion to issue Notes in principal amounts less than $60,000. The Notes shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Company may determine.

                                                                     Exhibit 4.1

The Notes shall be dated as of the date of their issue, except that any Note issued upon the transfer, exchange or substitution of another Note shall be dated the date of its original authentication.

         2.2 Prepayment. The Notes are subject to prepayment at the option of the Company at any time on or prior to November 15, 1997. If less than all outstanding Notes are prepaid by the Company, the selection of Notes for prepayment may be made on a pro rata or random lot basis as determined by the Company.

         2.3 No Sinking Fund. The Company shall not be required to set aside or earmark funds to make required payments with respect to the Notes.

         2.4 Persons Entitled to Note Interest Payments. The person in whose name a Note is registered at the close of business on any Record Date shall be entitled to receive any interest payable with respect to such Note on the Interest Payment Date next following such Record Date, notwithstanding the cancellation of such Note upon any registration of transfer or exchange thereof subsequent to such Record Date and prior to such Interest Payment Date. The Holder of any Note issued upon the transfer, exchange or substitution of another Note shall only be entitled to receive interest payable with respect to that Note from and after the Interest Payment Date next following the first Record Date occurring after the issuance of such Note.

         2.5 Security. The Notes shall be secured by a security interest in all of the assets, tangible and intangible, of the Company and its Subsidiaries, which assets include assets currently owned on or acquired after any Closing Date.

         2.6 Payment of Principal and Interest. Interest shall be payable on the Interest Payment Dates; and principal shall be payable on the Maturity Date. The Company shall pay the interest on the unpaid principal balance of the Notes as provided herein. The entire remaining principal amount of the Notes shall become due and payable on the Maturity Date.

         2.7 Extension of Maturity Date. The Maturity Date of the Notes may be extended from January 31, 1998 to July 31, 1998 by the Company upon payment to the holders of an extension fee equal to five percent of the face amount of the Notes on or before January 15, 1998.

         2.8 Application of Payment. All payments received shall be applied to the payment of the Notes in the following order of priority: (a) first, to the payment of accrued interest, (b) second, to the payment of principal then due, and (c) third, to the payment of premium, if any.

                                                                     Exhibit 4.1

                                    SECTION 3
                                COMPANY COVENANTS

         3.1 Corporate Existence. Except as otherwise permitted herein, the Company will, and will cause each Subsidiary to, at all times preserve and keep in full force and effect its corporate existence, rights and franchises.

         3.2 Payment of Taxes and Claims. The Company will, and will cause each Subsidiary to, pay (a) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits, (b) all trade accounts payable in accordance with usual and customary business terms, and (c) all claims (including, without limitation, claims for labor, services, inventory, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets; provided, that no such tax, assessment, charge, account payable or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor.

         3.3 Maintenance of Properties; Business Insurance. The Company will, and will cause each Subsidiary to, maintain or cause to be maintained in good repair, working order and condition all properties (whether owned in fee or a leasehold interest) used or useful in the business of the Company and its Subsidiaries and, from time to time, will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

         3.4 Limitations on Senior Debt. The Company will not, and will not permit any Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Senior Debt, except Senior Debt that (a) arises by operation of law, (b) arises pursuant to the Uniform Commercial Code, as applicable, in connection with purchase money security interests, or (c) was outstanding prior to the effective date of this Agreement.

         3.5 Dividends. The Company will not:

                  (a) Declare or pay any dividends,  either in cash or property, on any shares of its Common Stock (except dividends or other distributions payable solely in shares of Common Stock of the Company);

                                                                     Exhibit 4.1

                  (b) Purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (except in connection with a repurchase or redemption of shares, rights or options held by any former employee of the Company in connection with the termination or severance of such employee); or

                  (c) Make any other payment or distribution in respect of its Common Stock.

The foregoing notwithstanding, nothing in this Section 3.5 or other provision of this Agreement shall limit the right of the Company to issue capital stock, subject to Section 6.4 hereof, and to pay dividends as specified on any such capital stock other than Common Stock.

         3.6 Transactions with Affiliates. After the effective date of this Agreement, the Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except:

                  (a) in the ordinary course of and pursuant to the reasonable requirements of the Company's or any such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or its Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; and

                  (b) employment agreements with executive officers of the Company or any Subsidiary.


         3.7 Representation on the Board of Directors. Until the Notes are paid in full or otherwise not outstanding, Placement Agent shall be entitled to appoint two persons to the Board of Directors of the Company, and the Company shall cause such persons to be elected to the Board of Directors of the Company. On or before the Closing Date, the Company shall cause its number of Directors to be five and shall maintain that number so long as this Agreement is in effect. The foregoing notwithstanding, the Company may increase the number of members of the Board of Directors by two upon the issuance of an additional series of capital stock of the Company other than Common Stock provided solely the holders of such series of capital stock are entitled to elect the members of the Board of Directors, as a class, so added.

                                                                     Exhibit 4.1

                                    SECTION 4
                      EVENTS OF DEFAULT & REMEDIES THEREFOR

         4.1 Events of Default. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

                  (a) Default in the payment of the principal of any Note or premium thereon, if any, at the expressed or any accelerated maturity date;

                  (b) Default in the payment of interest on any Note when due and such default shall continue for more than 15 days;

                  (c) Default in the observance or performance of any other covenant or provision of this Agreement or the Note that is not remedied within 30 days after written notice to the Company from the Placement Agent or the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                  (d) A judgement or order is obtained for the payment of money in an aggregate amount in excess of $1,000,000 (net of applicable insurance coverage that is acknowledged in writing by the insurer) having been rendered against the Company or any of its Subsidiaries and such judgements or orders shall continue unsatisfied and unstayed for a period of 60 days;

                  (e) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or any Subsidiary or for the major part of the property of the Company or any Subsidiary;

                  (f) A custodian, liquidator, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of the Company or any Subsidiary and is not discharged within 30 days after such appointment;

                  (g) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution; or

                  (h) Any representation or warranty made by the Company herein, or made by the Company in any written statement or certificate furnished by the Company in

                                                                     Exhibit 4.1

         connection with the consummation of the issuance and delivery of the Notes on the Offering or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof.

         4.2 Notice to Placement Agent.  When any Event of Default  described in
Section 4.1 has occurred, the Company shall give notice thereof within three business days thereafter of such event to the Placement Agent. Upon receipt of such notice of the occurrence of an Event of Default, Placement Agent shall appoint a Note Agent which shall act on behalf of the Holders as provided herein and shall, within 20 days after the receipt of such notice, mail to all Holders, as the names and addresses of such Holders appear upon the registration books of the Company, notice of all Defaults known to the Placement Agent, unless such Defaults shall have been cured before the giving of such notice; provided, however, that, except in the case of Default in the payment of the principal of or interest on any of the Notes, the Placement Agent shall be protected in withholding such notice if Placement Agent determines in good faith that the withholding of such notice is in the interests of the Holders.

         4.3 Acceleration; Rescission and Annulment.

                  (a) If an Event of Default occurs and is continuing, then and in every such case the Note Agent or the Holders of Notes representing not less than 25% of the aggregate principal amount of the outstanding Notes may declare the unpaid principal, premium, if any, and accrued and unpaid interest of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Note Agent if given by Holders), and upon any such declaration such principal, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Agreement or the Notes to the contrary. If an Event of Default specified in
Section 4.1(e), (f) or (g) above occurs, all unpaid principal of, and accrued interest on, the Notes then outstanding will become due and payable, without any declaration or other act on the part of the Note Agent or any Holder.

                  (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Note Agent as hereinafter provided, the Holders of Notes representing a majority of the aggregate in principal amount of the outstanding Notes, by written notice to the Company and the Note Agent, may rescind and annul such declaration and its consequences if

                           (i) the Company has paid or  deposited  with the Note
Agent a sum sufficient to pay;

                                    (A) all overdue  installments of interest on
         all Notes,

                                                                     Exhibit 4.1

                                    (B) the principal of (and  premium,  if any,
         on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

                                    (C) all sums  paid or  advanced  by the Note
         Agent hereunder and the reasonable compensation, expenses, disbursements and advances of the Note Agent, its agents and counsel; and

                           (ii) all Events of Default, other than the nonpayment
of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided herein.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

         4.4 Collection of Indebtedness and Suits for Enforcement by Note Agent.

                  (a) The Company covenants that if:

                           (i) Default is made in the payment of any installment
of interest on any Notes when such interest becomes due and payable and such Default continues for a period of 15 days, or

                           (ii) Default is made on the payment of the  principal
of (or premium, if any, on) any Notes at the Maturity Date thereof,

the Company will, upon demand of the Note Agent, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Note Agent, its agents and counsel.

                  (b) If the Company fails to pay such amounts forthwith upon such demand, the Note Agent, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

                  (c) If an Event of Default occurs and is continuing, the Note Agent may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such

                                                                     Exhibit 4.1

appropriate judicial proceedings as the Note Agent shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         4.5 Note Agent May File Proofs of Claim.

                  (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Note or the property of the Company or of such other obligor or their creditors, the Note Agent (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Note Agent shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise;

                           (i) to file and prove a claim for the amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Note Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Note Agent, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

                           (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Note Agent, and in the event that the Note Agent shall consent to the making of such payments directly to the Holders, to pay to the Note Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Note Agent, its agents and counsel, and any other amounts due the Note Agent under this Agreement.

                  (b) The Note Agent shall not be required to join the Holders as necessary parties to any such judicial proceeding, provided, however, that nothing herein contained shall be deemed to authorize the Note Agent to authorize and consent to or accept, or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Note Agent to vote in respect of the claim of any Holder in any such proceeding.

         4.6  Note  Agent  May  Enforce  Claims   Without   Possession  of  Note
Certificates. All rights of action and claims under this Agreement or the Notes may be prosecuted and enforced

                                                                     Exhibit 4.1

by the Note Agent without the possession of any of the Note Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Note Agent shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Note Agent, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         4.7 Application of Money Collected. Any money collected by the Note Agent pursuant to this Section 4 shall be applied in the following order, at the date or dates filed by the Note Agent and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Note Certificates and the notation thereon of the payment if partially paid and upon surrender thereof if fully paid;

                  FIRST: To the payment of all amounts due the Note Agent under this Agreement;

                  SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes, for principal (and premium, if any) and interest; and

                  THIRD: To the Company.

         4.8 Limitation on Suits. Except as provided in Section 4.9, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) such Holder has previously given written notice to the Note Agent of a continuing Event of Default;

                  (b) the Holders of not less than 25% of the aggregate principal amount of the outstanding Note shall have made written request to the Note Agent to institute proceedings in respect of such Event of Default in its own name as Note Agent hereunder;

                  (c) such Holder or Holders have offered to the Note Agent reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Note Agent for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                                                                     Exhibit 4.1

                  (e) no direction inconsistent with such written request has been given to the Note Agent during such 60-day period by the Holders of a majority of the aggregate principal amount of the outstanding Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any Holders of Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes.

         4.9 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Agreement, the Holder of any Note shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and interest on such Note on the Maturity Date and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         4.10 Restoration of Rights and Remedies. If the Note Agent or any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Note Agent or to such Holder, then and in every such case the Company, the Note Agent and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Note Agent and the Holders shall continue as though no such proceeding had been instituted.

         4.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Note Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         4.12 Delay or Omission Not Waiver. No delay or omission of the Note Agent or of any Holder to exercise any right or remedy occurring upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Agreement or by law to the Note Agent or to Holders may be exercised from time to time and as often as may be deemed expedient by the Note Agent or by the Holders, as the case may be.

         4.13 Control by Holders. The Holders of a majority of the aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of

                                                                     Exhibit 4.1

conducting any proceeding for any remedy available to the Note Agent or exercising any trust or power conferred on the Note Agent, provided that:

                  (a) such direction shall not be in conflict with any rule of law or with this Agreement; and

                  (b) the Note Agent may take any other action deemed proper by the Note Agent which is not inconsistent with such direction.

         4.14 Waiver of Past Defaults. The Holders of a majority of the aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a default:

                  (a) in the payment of the principal of (or premium, if any) or interest on any Note, or

                  (b) in respect of a covenant or provision hereof which under this Agreement cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         4.15 Undertaking for Costs. All parties to this Agreement agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Note Agent for any action taken or omitted by it as Note Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

         4.16 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it or they will not hinder, delay or impede the execution of any power herein granted to the Note Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                                                     Exhibit 4.1

                                    SECTION 5
                         AMENDMENTS, WAIVERS & CONSENTS

         5.1 Consent Required.

                  (a) Except as otherwise provided in this Section 5.1, any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Placement Agent, which rights to amend include, but are not limited to, the rights to: (i) cure any ambiguity, omission, defect or inconsistency of this Agreement, (ii) provide for the assumption of the obligations of the Company under this Agreement upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company, (iii) provide for uncertificated Notes in addition to or in place of certificated Notes, or (iv) make any change that would provide additional rights or benefits to the holders of Notes or that does not adversely affect the rights of any holder of Notes in any material respect.

                  (b) Notwithstanding anything herein to the contrary, the written consent of all of the Holders of Notes shall be required to (i) extend the time of payment of the principal of or the interest, including default interest, or premium, if any, on any Note or reduce the principal amount thereof or change the rate of interest thereon, (ii) change any of the provisions of
Section 6 or Section 8 hereof, (iii) change the percentage of Holders required to consent to any such waiver, amendment, alteration or modification of any of the provisions of Section 3 or Section 4 hereof, (iv) make any Note payable in money other than that stated herein, (v) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on, any Note, (vi) make any change in the percentage of principal amount of Notes necessary to waive compliance with any provision of this Agreement, or
(vii) waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes.

         5.2 Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the Company, whether or not any Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

         5.3 Solicitation of Holders. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by it) shall be concurrently informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any

                                                                     Exhibit 4.1

waiver or consent effected pursuant to the provisions of this Section 5 shall be delivered by the Company to each Holder forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any fee (whether denominated as servicing fee or otherwise) or other remuneration, including supplemental or additional interest, expenses or other amount, to any Holder as consideration for or as an inducement to the consideration or review of or entering into by such Holder of any waiver or amendment of any of the terms and provisions of this Agreement (or any proposed waiver or amendment hereof) unless such remuneration is concurrently paid, on the same terms, ratably to all Holders.

                                    SECTION 6
                               CONVERSION OF NOTES

         6.1 Conversion Rights and Manner of Exercise. Upon compliance with the provisions hereof, any Holder shall have the right, at any time and from time to time, to convert not less than $5,000 portions of the principal amount of such
Note into one share of Common Stock of the Company for each $1.00 (subject to Section 6.4) of unpaid principal amount of the Note or, in case an adjustment of such price has taken place pursuant to the following provisions hereof, then at the price as last adjusted and in effect at the date such Note or portion thereof is surrendered for conversion. The Company shall have the option to allow Notes to be converted into Common Stock in minimum denominations less than $5,000. To exercise such conversion privilege, the Holder thereof shall surrender such Note to the Company at its principal office accompanied by a completed Conversion Notice designating the unpaid principal amount of such Note to be converted and stating the name and address of the Person in whose name certificates for shares of Common Stock are to be registered.

         6.2 Issuance of Common Stock Certificates. As promptly as practicable (but in any event within 10 business days) after the receipt of a Conversion Notice and surrender of the Note as provided in Section 6.1, the Company shall issue and deliver to such Holder, issued in the name of such Holder or such other Person or Persons as such Holder may reasonably request, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note (or specified portion thereof). Such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such Conversion Notice shall have been received by the Company and at such time the rights of the Holder (or specified portion thereof) as such Holder shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

         6.3 Cash Adjustments on Conversion. No payment or adjustment shall be made upon any conversion on account of any cash dividends declared for payment as of a record date

                                                                     Exhibit 4.1

prior to the date of conversion on the shares of Common Stock issued upon conversion of a Note. In the case of any Note that is converted in part only, the Company shall, upon such conversion, execute and deliver to the Holder thereof, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of the Note surrendered and otherwise of like tenor therewith. No fractional share of Common Stock shall be issued upon conversion of any Note, but if the conversion results in a fraction, an amount equal to such fraction multiplied by the applicable Conversion Price shall be paid in cash to the Holder of the Note being converted.

         6.4 Antidilution Adjustments.

                  (a) In the event the Company at any time or from time to time after the issuance of any Notes shall declare or pay any dividend on its capital stock payable in Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, the Conversion Price shall be adjusted by multiplying the Conversion Price prior to the adjustment by the number of shares of Common Stock outstanding immediately prior to the effective time of such event and dividing the result by the number of shares of Common Stock outstanding immediately after the effective time of such event, effective in the case of such dividend, immediately after the close of business on the record date for the determination of holders of capital stock entitled to receive such dividend, or in the case of a subdivision or combination, at the close of business immediately prior to the date upon which such corporate action becomes effective.

                  (b) In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in capital stock of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holders receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities which such Holders would have received had the Notes been converted prior to such effective record date.

                  (c) Whenever the Conversion Price shall be adjusted pursuant to this Section 6.4, the Company shall promptly deliver a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), by first class mail postage prepaid to each Holder.

         6.5 Mergers, Consolidations, Sales. In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another

                                                                     Exhibit 4.1

entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company (except a subdivision or combination provision for which is made in Section 6.4(a) hereof), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holders shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon conversion of their Notes, such shares of stock, securities, assets or cash as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions of this
Section 6 (including, without limitation, provisions for adjustment of the per share Conversion Price) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities, assets or cash thereafter deliverable upon conversion of such Notes. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to each Holder, the obligation to deliver to such Holder such shares of stock, securities, assets or cash as, in accordance with the foregoing provisions, such Holder may be entitled to receive.

         6.6 Dissolution or Liquidation. In the event of any proposed distribution of the assets of the Company in dissolution or liquidation (except under circumstances when Section 6.4 shall be applicable), the Company shall mail notice thereof to the Holders and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing such notice and, in any such case, the Holders may exercise the conversion rights with respect to their Notes within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30 day period shall thereafter become null and void.

         6.7 Notice of Extraordinary Dividends. If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of retained earnings or by way of a stock dividend payable in shares of its Common Stock on its Common Stock, the Company shall mail notice thereof to the registered Holders not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the Holders shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof (except adjustments as provided in Section 6.4(b)) unless and to the extent that such conversion rights are exercised prior to such record date. The provisions of this Section 6.7 shall not apply to distributions covered by Section 6.4(a) or made in connection with transactions covered by Section 6.5 hereof.

                                                                     Exhibit 4.1

         6.8 Reservation of Common Stock. The Company will at all times reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of issue upon the conversion of Notes as herein provided for, as shall then be issuable upon the conversion of all outstanding Notes.

         6.9 Fully Paid Stock; Taxes. The Company covenants and agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the conversion rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes (other than income taxes) that may be payable in respect of the Notes or any Common Stock or certificates therefor upon the exercise of the conversion rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the Holder of the Note converted, and any such tax shall be paid by such Holder at the time of presentation.

                                    SECTION 7
                         RESTRICTIONS ON TRANSFERABILITY

         7.1 Restrictions on Transferability. The Notes and the Conversion Shares shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to ensure compliance with the provisions of the Securities Act and any applicable state securities laws, in respect of the transfer of any Notes or any such Conversion Shares.

         7.2 Restrictive Legends.

                  (a) Each Note  initially  issued under this Agreement and each
Note issued in exchange therefor shall bear on the face thereof a legend substantially as follows:

         THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS AVAILABLE. THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE NOTE AGREEMENT REFERRED TO HEREIN. A COPY OF THE NOTE AGREEMENT WILL BE PROVIDED TO THE REGISTERED HOLDER THEREOF UPON REQUEST TO THE COMPANY.

                                                                     Exhibit 4.1

                  (b) Each certificate for shares of Common Stock initially issued upon the conversion of any Note and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 7 bear on the face thereof a legend substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAW OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF SUCH SHARES IS SUBJECT TO CERTAIN CONDITIONS, THE PROVISIONS OF WHICH WILL BE PROVIDED TO THE REGISTERED HOLDER HEREOF UPON REQUEST BY THE COMPANY, AND NO TRANSFER OF SUCH SHARES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS SHALL HAVE BEEN FULFILLED.

In the event that a registration statement covering any Conversion Shares shall become effective under the Securities Act and under any applicable state securities laws or in the event that the Company shall receive an opinion of its counsel that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required with respect to such shares (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the general rules and regulations of the Commission), the Company shall or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing such Conversion Shares or issue new certificates without such legend in lieu thereof. Upon the written request of any Holder or the holder of any Conversion Shares, the Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this paragraph and to bear all expenses in connection with such opinion of its counsel.

         7.3 Notice of Proposed Transfer; Registration Not Required. The Holder of each Note or any Conversion Shares, by acceptance thereof, agrees to give prior written notice to the Company of such Holder's intention to transfer such Note or such Conversion Shares (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer, together with an opinion of counsel to the effect that the proposed transfer may be effected without registration or qualification under any federal or state law. Unless the Company shall have received an opinion from counsel to the Company (which opinion shall be obtained by the Company not more than ten days after notice of a proposed transfer) that the proposed transfer may not be effected without registration or qualification under federal or state law, such Holder shall be entitled to transfer such Note or such Conversion Shares, all in accordance with the terms of the notice delivered by such holder to the Company. All fees and expenses of counsel for the Company in connection with the rendition of the opinion provided for in this Section 7.3 shall be paid by the Company.

                                                                     Exhibit 4.1

         7.4 Transfer of Notes. If in the opinion of either counsel referred to in Section 7.3 a proposed transfer of a Note or Conversion Shares requested by the Holder thereof may not be effected without registration or qualification under applicable federal or state law, the Company shall promptly give written notice to the Holder who proposes to transfer the Note or such Conversion Shares (or any portion thereof) that the Holder shall not consummate the proposed transfer and the reasons therefor. No Note or Conversion Shares (or any portion thereof) for which a transfer has been proposed pursuant to Section 7.3 may be transferred in the manner proposed if registration thereof under the Securities Act would be required in the opinion of either counsel mentioned above.

                                    SECTION 8
                        REGISTRATION OF CONVERSION SHARES

         8.1 Shelf Registration. The Company shall use its reasonable best efforts to cause to be filed with the Commission no later than three months after the final closing of the Offering a shelf registration statement on an appropriate form under Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission, providing for the sale by the Holders of the Conversion Shares. The Company shall use its reasonable best efforts to have such shelf registration statement declared effective by the Commission as soon as practicable after such filing. The Company agrees to use its best efforts to keep the shelf registration statement continuously effective (and to take any and all other actions reasonably necessary in order to permit public resale of the Conversion Shares covered by such shelf registration statement in accordance with this Agreement) for a period of two years after the registration statement is declared effective. The Company further agrees, if necessary, to supplement or amend the shelf registration statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such shelf registration statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration, and the Company agrees to furnish notice thereof to the Holders of the Conversion Shares.

         8.2 Conditions Relating to Shelf Registration.

                  (a) Subject to paragraph (b) of this Section 8.2, the registration rights of the Holders pursuant to this Agreement and the ability to offer and sell Conversion Shares pursuant to the shelf registration statement are subject to the following conditions and limitations, and each Holder agrees with the Company that:

                           (i) If the Company determines in its good faith judgment that the filing of the shelf registration statement under
         Section 8.1 hereof or the use of any prospectus would require the disclosure of important information which the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, upon written notice of such determination by the Company, the rights of the Holders to offer,

                                                                     Exhibit 4.1

         sell or distribute any securities pursuant to the shelf registration statement or to require the Company to take action with respect to the registration or sale of any securities pursuant to the shelf registration statement (including any action contemplated by Section
         8.4 hereof) will for up to 60 days in any 12 month period be suspended until the date upon which the Company notifies the Holders in writing that suspension of such rights for the grounds set forth in this
         Section 8.2(a)(i) is no longer necessary.

                           (ii) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Securities Act, upon written notice thereof by the Company to the Holders, the rights of the Holders to offer, sell or distribute any securities pursuant to the shelf registration statement or to require the Company to take action with respect to the registration or sale of any securities pursuant to the shelf registration statement (including any action contemplated by Section 8.4 hereof) will for up to 60 days in any 12 month period be suspended until the date upon which the Company has filed such reports or obtained the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included in the shelf registration statement.

                           (iii) In the case of the registration of any underwritten primary equity offering initiated by the Company (other than any registration by the Company on Form S-8, or a successor or substantially similar form, of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan), each Holder agrees, if requested in writing by the managing underwriter or underwriters administering such offering, not to effect any offer, sale or distribution of securities (or any option or right to acquire securities) during the period commencing on the 10th day prior to the effective date of the registration statement covering such underwritten primary equity offering and ending on the date specified by such managing underwriter in such written request to such Holder, which period may be of a duration of 90 days or more.

                           (iv) In the event that the Company plans to repurchase or bid for securities of the Company in the open market, on a private solicited basis or otherwise, and the Company determines, in its reasonable good faith judgment and based upon the advice of counsel to the Company (which counsel shall be experienced in securities laws matters), that any such repurchase or bid may not, under Rule 10b-6 under the Exchange Act, or any successor or similar rule, be commenced or consummated due to the existence or the possible commencement of a "distribution" (within the meaning of Rule 10b-6) as a result of any offers or sales by Holders of any Conversion Shares, as the case may be, under any registration statement filed pursuant to this Agreement, the Company shall be entitled, for a period of 90 days or more, to

                                                                     Exhibit 4.1

         request that Holders of Conversion Shares, to suspend or postpone such distribution pursuant to such registration statement. The Company shall, as promptly as practicable, give such Holder or Holders written notice of such election, stating the basis for the Company's determination. As promptly as practicable following the determination by the Company that the Holders may commence or recommence their distribution pursuant to the registration statement without causing the Company to be in violation of Rule 10b-6, the Company shall give such Holder or Holders written notice of such determination.

                  (b) Notwithstanding the provisions of Section 8.2(a) above, the aggregate number of days (whether or not consecutive) during which the Company may delay the effectiveness of the shelf registration statement or prevent offerings, sales or distribution by the Holders thereunder pursuant to
Section 8.2(a) shall in no event exceed 180 days during any 12- month period.

                  (c) The Company may require each selling Holder of Conversion Shares, as a condition to the inclusion of the Conversion Shares of such selling Holder in the shelf registration statement or in any offering thereunder, as the case may be, to furnish to the Company such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably request (which request shall be confirmed in writing if requested by the Company) in order to comply with applicable law and such other information as may be legally required in connection with such registration or offering, and the Holder shall promptly provide such information and a written consent to the inclusion of such information in the registration statement or any prospectus or supplement thereto; provided that the failure of any Holder to provide such information to the Company shall not in any way affect the obligations of the Company hereunder with respect to any other Holder.

         8.3 Registration Procedures. In connection with the obligations of the Company with respect to a registration statement pursuant to Section 8.1 hereof and subject to Section 8.2 hereof, the Company shall:

                  (a) (i) prepare and file with the Commission a registration statement on the appropriate form under the Securities Act, (A) which form shall be selected by the Company and shall be available for the sale of the Conversion Shares in accordance with the intended method or methods of distribution by the selling Holders thereof (provided that the Company shall not be required to use any form other than Form S-1, S-2, S-3, SB-1 or SB-2 or any successor form and shall not be required to file more than one registration statement with the Commission) and (B) which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be so included or incorporated by reference, further provided that subject to the registration statement and prospectus being in compliance with the requirements of the Securities Act and the Exchange Act (including all rules and regulations of the Commission thereunder), the Company has the sole discretion to determine the form,

                                                                     Exhibit 4.1

substance and presentation of any financial or other information included in any registration statement or prospectus, and whether such information should be included in such registration statement or prospectus; and (ii) use its reasonable best efforts to cause such registration statement to become effective and remain effective in accordance with Section 8.1 hereof;

                  (b) prepare and file with the Commission such amendments and post- effective amendments to the registration statement as may be necessary to keep such registration statement effective for the applicable period; and cause each prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                  (c) in the event that any federal law or regulation binding on the Company and adopted after the date hereof so requires (and would also so require if the Conversion Shares were being offered in a primary offering by the Company rather than by the Holders), use its reasonable best efforts to cause such Conversion Shares to be registered with or approved by such other federal governmental agencies or authorities in the United States, if any, as may be required by virtue of the business and operations of the Company to enable the selling Holders to consummate the disposition of such Conversion Shares;

                  (d) furnish to each Holder of Conversion Shares and to each managing underwriter of an underwritten offering of Conversion Shares pursuant to Section 4(1) of the Securities Act, if any, without charge, as many copies of each prospectus, including each preliminary prospectus, and any amendment or supplement thereto as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Conversion Shares;

                  (e) use its reasonable best efforts to register or qualify the Conversion Shares under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Conversion Shares of such class covered by the registration statement shall, on 20 days prior written notice, reasonably request in writing. Such notice to be sent at any time prior to the applicable registration statement being declared effective by the Commission. The Company shall maintain such registration or qualification in effect during the applicable period provided in Section 8.1 hereof; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 8.3; (ii) subject itself to taxation in any such jurisdiction; (iii) make any change to its Articles or Incorporation or Bylaws; or (iv) become subject to general service of process in any jurisdiction where it is not then so subject;

                  (f) notify each Holder of Conversion Shares as promptly as practicable after becoming aware thereof and (if requested by any such Holder) confirm such notice in writing (i) when the registration statement has become effective and when any post-effective amendments and supplements thereto become effective; (ii) of any request by the Commission or any state

                                                                     Exhibit 4.1

securities authority for amendments and supplements to the registration statement and any prospectus or for additional information relating to the Conversion Shares or the registration or qualification thereof after the registration statement has become effective; (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) if the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the Conversion Shares cease to be true and correct in any material respect prior to the closing date specified in such agreement (provided such notice shall be given only to Holders which are parties to the agreements pursuant to which such representations and warranties are made), or if the Company receives any notification with respect to the suspension of the qualification of the Conversion Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (v) of the happening of any event during the period (other than any suspension period referred to in Section 8.2) during which the registration statement is required hereunder to be effective as a result of which the registration statement or any prospectus would contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading;

                  (g) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of the Conversion Shares for sale in any jurisdiction as promptly as practicable;

                  (h) furnish to each Holder of Conversion Shares, without charge, at least one conformed copy of the registration statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested in writing);

                  (i) cooperate with the Holders of Conversion Shares to facilitate the timely preparation and delivery of certificates representing Conversion Shares to be sold pursuant to the registration statement and not bearing any restrictive legends; and enable such Conversion Shares to be in such denominations and registered in such names as the selling Holders may reasonably request (in each case, provided such certificates are requested in writing at least three business days prior to any delivery thereof);

                  (j) upon the occurrence of any event contemplated by Section 8.3(f)(v) hereof, use its reasonable best efforts as promptly as practicable to prepare and file with the Commission a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Conversion Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                                                     Exhibit 4.1

                  (k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security Holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

                  (l) use its reasonable best efforts to (i) cause all Conversion Shares to be listed or quoted on any securities exchange or quotation system on which the Company's outstanding Common Stock is then listed or quoted; and

                  (m) obtain a CUSIP number for all Conversion Shares not later than the effective date of the registration statement.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.3 hereof, such Holder will forthwith discontinue disposition of Conversion Shares pursuant to the registration statement covering such Conversion Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 8.3(j) hereof, or until it is advised in writing by the Company that the use of such prospectus may be resumed and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Conversion Shares current at the time of receipt of such notice; provided, however, that the Company shall use its reasonable best efforts to promptly prepare and provide to the Holders a supplemented or amended prospectus contemplated by such Section 8.4(j) hereof. In the event the Company shall give any such notice, the period during which such registration statement shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 8.4(f)(v) hereof to including the date when each Holder of Conversion Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 8.4(j) hereof.

         8.4 Registration Expenses.

                  (a) The Company will bear all reasonable Registration Expenses incident to the performance of or compliance with its obligations under this Agreement. Notwithstanding the foregoing, the Company is not required to pay any fees or expenses of Holders, underwriters, the Holder's or any underwriter's counsel (other than blue sky counsel) or accountant or any other advisers, including any transfer taxes, underwriting, brokerage and other discounts and commissions and finders' and similar fees payable in the respect of Conversion Shares.

                                                                     Exhibit 4.1

                  (b) Each Holder shall pay all costs and expenses incurred by such Holder, including all transfer taxes, underwriting, brokerage and other discounts and commissions and finders' and similar fees payable in respect of Conversion Shares. To the extent that any Registration Expenses are incurred, assumed or paid by any Holder or any placement or sales agent therefor or underwriter thereof with the Company's prior written consent, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid within a reasonable time after receipt of a written request therefor. Any Registration Expenses submitted by any Holder, placement or sales agent or underwriter or on behalf of any such person for payment by the Company shall be itemized in detail and contain clear and accurate receipts of all expenditures made by such parties.

         8.5 Indemnification; Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Holder and each "person," if any, that controls such Holder within the meaning of Section 15 of the Securities Act for, from and against any and all loss, liability, claim, damage and expense (including attorneys' fees) to the extent resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Conversion Shares were registered under the Securities Act (or any amendment thereto), including all documents incorporated therein by reference, or from the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such misstatement or omission or alleged misstatement or omission is made therein in reliance upon and in conformity with information furnished to the Company by such Holder in writing expressly for use in a registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) relating to the Conversion Shares. As used in this Section 8.5(a), the term "Holder" shall include its officers, directors and agents.

                  (b) Each Holder agrees to indemnify and hold harmless the Company, its directors and officers and each "person," if any, who controls the Company within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information furnished in writing by such Holder or on such Holder's behalf expressly for use in any registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) relating to the Conversion Shares, or any amendment or supplement thereto; provided that the obligations or any Holder to indemnify the Company and the other persons referred to above shall be limited to the proceeds received by such Holder from the sale of such Conversion Shares pursuant to such registration statement.

                                                                     Exhibit 4.1


                  (c) If any action or proceeding  (including  any  governmental investigation) shall be brought or asserted against any person entitled to indemnification hereunder, the indemnified party shall give prompt written notice to the indemnifying party, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party, and shall assume the payment of all expenses in connection with such defense. The indemnified party or any controlling person of such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party or such controlling person unless (i) the indemnifying party shall have agreed to pay such fees and expenses; or (ii) the indemnifying party shall have failed to assume the defense for such action or proceeding and to employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding; or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the indemnified party or such controlling person and the indemnifying party, and such indemnified party or such controlling person shall have been advised by counsel that counsel employed by the indemnifying party would, under applicable professional standards, have a conflict in representing both the indemnifying party and the indemnified party or such controlling person, in which case, if such indemnified person or such controlling person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding of separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, and shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party and such controlling persons, which firm shall be designated, if the Holders (or their controlling persons) are the indemnified parties, in writing by the Holders of a majority of the outstanding Conversion Shares owned by Holders who are then entitled to such indemnity in connection with such action or proceeding and if the Company is the indemnified party, by the Company. No party shall be liable for any settlement of any such action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified party and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  (d) (i) If the  indemnification  provided  for in this Section
8.5 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnified party

                                                                     Exhibit 4.1

and the indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (ii) The  parties  hereto  agree that it would not be
just and equitable if contribution pursuant to this Section 8.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses, liabilities, or judgements referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8.5(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Conversion Shares of such selling Holder were offered to the public pursuant to such registration statement exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person found guilty by a court of competent jurisdiction of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty by a court of competent jurisdiction of such fraudulent misrepresentation.

                  (e) Neither the Company nor the Holders shall have any obligation under this Agreement (other than as set forth in this Section 8.5) to provide the other with indemnification or contribution in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 8.5; provided, however, that the provisions of this Section 8.5 shall not relieve an indemnifying party from liability which it may have to an indemnified party other than with respect to the matters referred to in this Section 8.5.

         8.6 Commission Filings. The Company covenants that it will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner as determined by applicable rules and interpretations under the Exchange Act. Upon the written request of any Holder of Conversion Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         8.7 Lock-up Agreement. Prior to the registration statement related to the Conversion Shares being declared effective, the Holders of Conversion Shares shall not offer, sell, dispose of, transfer or otherwise reduce market risk with respect to such Registerable Securities, directly or indirectly, without the prior consent of the Company and except for

                                                                     Exhibit 4.1

transfers occurring by operation of law. The foregoing notwithstanding, the percentage of Conversion Shares shall be released from the above restrictions at the time periods as follows:

                      Time                    Cumulative Percentage Transferable
                      ----                    ----------------------------------

         Effective Date of Registration                      25%

         Three Months After Effective Date                   50%

         Six Months After Effective Date                     75%

         Nine Months After Effective Date                   100%

The above percentages apply to all securities of Holder acquired in the Offering. The Company shall place appropriate legends on the certificates representing the Conversion Shares and instructions with its transfer agent specifying that the Conversion Shares are subject to the restriction on transfer as set forth above.

                                    SECTION 9
                                   NOTE AGENT

         9.1 Duties and Liabilities of Note Agent.

                  (a) The Note Agent upon appointment shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Note Agent shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) No provision of this Agreement shall be construed to relieve the Note Agent from liability for its own gross negligence in acting or omitting to act, or its own willful misconduct, except that:

                           (i) prior to the occurrence of an Event of Default which may have occurred:

                                    (A) the duties and  obligations  of the Note
                  Agent shall be determined solely by the express provisions of this Agreement, and the Note Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied

                                                                     Exhibit 4.1

                  covenants or obligations shall be read into this Agreement against the Note Agent; and

                                    (B) in the  absence of bad faith on the part
                  of the Note Agent, the Note Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Note Agent and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions that by any provision hereof arc specifically required to bc furnished to the Note Agent, the Note Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                           (ii) the Note Agent shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Note Agent was grossly negligent in ascertaining the pertinent facts;

                           (iii) the Note Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Notes then outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Holders, or exercising any power conferred upon the Note Agent, under this Agreement; and

                           (iv) none of the provisions of this Agreement shall require the Note Agent to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (c) Whether or not herein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Note Agent shall be subject to the provisions of this Section 9.

         9.2 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 9.1:

                  (a) the Note Agent may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, bond. note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                                                                     Exhibit 4.1

                  (b) whenever in the administration of the provisions of this Agreement the Note Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Note Agent, be deemed to be conclusively proved and established by a certificate signed by the Company and delivered to the Note Agent, and such certificate, in the absence of gross negligence or bad faith on the part of the Note Agent, shall be full warrant to Note Agent for any action taken or omitted by it under the provisions of this Agreement upon the faith thereof;

                  (c) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed);

                  (d) the Note Agent may consult with legal counsel and any opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such opinion of Counsel;

                  (e) the Note Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any of the Holders, pursuant to the provisions of this Agreement, unless such Holders shall have offered to the Note Agent reasonable security or indemnify against the costs, expenses and liabilities which may be incurred therein or thereby; nothing herein contained shall, however, relieve the Note Agent of the obligations, upon the occurrence of any Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (f) the Note Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (g) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default, the Note Agent shall not be bound to make any investigation into the facts or matters stated in the resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, bond note, or other paper or document, unless requested in writing so to do by the Holders of more than one half in aggregate principal amount of the Notes then outstanding; provided that if the payment within a reasonable time to the Note Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is not, in the opinion of the Note Agent, reasonably assured to the Note Agent by the security afforded to it by the terms of this Agreement, the Note Agent may require reasonable indemnity against such expense or liability as a condition to so proceeding, the reasonable expense of every

                                                                     Exhibit 4.1

such examination shall be paid by the Company, or, if paid by the Note Agent, shall be repaid by the Company upon demand; and

                  (h) the Note Agent may execute any of the rights or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

         9.3 No Responsibility for Recitals, etc. The recitals contained herein and in the Note shall be taken as the statements of the Company and the Note Agent assumes no responsibility for the correctness of the same. The Note Agent makes no representations as to the validity or sufficiency of this Agreement or of the Notes. The Note Agent shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Note Agent in conformity with the provisions of this Agreement.

         9.4 Moneys to be Held in Trust. All moneys received by the Note Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they are received.

         9.5 Expenses of Note Agent. The Company shall pay or reimburse the Note Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Note Agent in connection with the performance of Note Agent's obligations with respect to a Default by Company or by reason of the occurrence of an Event of Default (including the reasonable compensation and expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. The Company also shall indemnify the Note Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Note Agent and arising out of or in connection with the acceptance or administration of this agency, including the reasonable costs and expenses of defending itself against any claim of liability in the premises.

         9.6 Resignation or Removal of Note Agent.

                  (a) The Note Agent may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the registry books of the Company. Upon receiving such notice of resignation, the Placement Agent may appoint a successor agent by written instrument, in duplicate, executed by the Placement Agent one copy of which instrument shall be delivered to the resigning Note Agent and one copy to the successor Note Agent. If no successor Note Agent shall have been so appointed and have accepted appointment within 60 days after the publication of such notice of resignation, the resigning Note Agent may petition any court of competent jurisdiction for the appointment of a successor Note Agent, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself and all others

                                                                     Exhibit 4.1

similarly situated, petition any such court for the appointment of a successor Note Agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Note Agent. In the event the Event of Default causing the appointment of the Note Agent is cured, the Placement Agent has no duty to appoint a substitute Note Agent until the subsequent occurrence of an additional Event of Default.

                  (b) In case at any time the Note Agent shall become incapable of acting; or in connection with the performance of its obligations hereunder shall have acted in bad faith, shall have been grossly negligent or shall have willfully breached this Agreement; or shall be adjudged a bankrupt or insolvent, or a receiver of the Note Agent or of its property shall be appointed, or any public officer shall take charge or control of the Note Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Placement Agent may remove the Note Agent and appoint a successor Note Agent by written instrument, in duplicate, executed by order of the Placement Agent, one copy of which instrument shall be delivered to the Note Agent so removed and one copy to the successor Note Agent, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Note Agent and the appointment of a successor Note Agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Note Agent and appoint a successor Note Agent.

                  (c) Any resignation or removal of the Note Agent and appointment of a successor Note Agent pursuant to any of the provisions of this
Section 9.6 shall become effective upon acceptance of appointment by the successor Note Agent.

                                   SECTION 10
                                  MISCELLANEOUS

         10.1 Registered Notes. The Company shall cause to be kept at its principal office the Note Register and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any Note issued pursuant to this Agreement. The Company will serve as its own registrar for the Notes. Subject to the restrictions on transferability of the Notes pursuant to
Section 7, upon surrender for registration of transfer of any Note at its principal place of business, the Company shall execute and deliver, in the name of the transferee or transferees, a new Note or Notes for a like aggregate principal amount of authorized denominations. Notes to be exchanged shall be surrendered at the principal place of business of the Company, which shall execute and shall deliver in exchange therefor the Note or Notes that the Holder making the exchange shall be entitled to receive, bearing serial numbers not then outstanding. All Notes presented for registration of transfer, exchange or payment shall, if so required by the Company, be duly endorsed by or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or by the Holder's duly authorized attorney. Any exchange or registration of transfer

                                                                     Exhibit 4.1

shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         10.2 Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by any Holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 10.1, this Section 10.2 or Section 10.3 and upon surrender of any Note to the Company at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in a denomination equal to the Note so surrendered or in such other denomination equal to or in excess of $5,000 as such Holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the Note so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

         10.3 Loss, Theft, etc. of Notes.

                  (a) If any Note shall become mutilated or be destroyed, lost or stolen, the Company shall, upon the written request of the Holder thereof, execute and deliver a new Note, bearing a serial number not then outstanding, in exchange and substitution for the mutilated Note or in lieu of and substitution for the Note destroyed, lost or stolen; provided, however, that the Company shall not be obligated to execute and deliver a new Note unless, (i) in every case, the applicant requesting a substituted Note shall furnish to the Company such security or indemnity as may be reasonably required by it to save it harmless, and (ii) in every case of destruction, loss or theft, such applicant shall also furnish to the Company evidence reasonably satisfactory to it of the destruction, loss or theft of such Note and of the ownership thereof.

                  (b) Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith, including, without limitation, counsel fees of the Company and the Note Agent. In case any Note that has matured or is about to mature shall have become mutilated or be destroyed, lost or stolen, the Company may, with the consent of the applicant, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof, except in the case of a mutilated Note), if the applicant for such payment shall furnish the Company with such security or indemnity as it may reasonably require to save it harmless and, in case of destruction, loss or theft, evidence reasonably satisfactory to the Company of the destruction, loss or theft of such Note and of the ownership thereof. Every substituted Note issued pursuant to the provisions of this Section by virtue of the fact that any Note is destroyed, lost or stolen, shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall

                                                                     Exhibit 4.1

be found at any time, and shall be entitled to all of the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         10.4 Cancellation of Notes; Acquisition of Notes by Company. All Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall be delivered to the Company for cancellation and the Company shall cancel such Notes and all Notes that have been surrendered directly to the Company for cancellation, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall indicate clearly on the face and on each and every page of such canceled Notes the fact that such Notes are canceled. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes, unless and until the same are canceled, and the Company shall not be entitled to vote or participate in directing the activities of the Note Agent pursuant to this Agreement with respect to any such acquired Notes.

         10.5 Transfer of Note. Any Holder to which this Section 10.5 applies agrees that in the event it shall sell or transfer any Note it will, prior to the delivery of such Note (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Note and will also note thereon the date to which interest has been paid on such Note, and it will promptly notify the Company of the name and address of the transferee of any Note so transferred. With respect to Notes to which this Section 10.5 applies, the Company shall be entitled to presume conclusively that the original or such subsequent Holder as shall have requested the provisions hereof to apply to its Note remains the Holder of such Notes until the Company shall have received notice in writing of the transfer of such Notes, and of the name and address of the transferee, or such Notes shall have been presented to the Company as evidence of the transfer.

         10.6 Expenses; Stamp Tax Indemnity. The Company will pay the following expenses in connection with this Agreement and the transactions contemplated hereby: (a) duplicating and printing costs and charges for shipping the Notes, adequately insured to each original Holder's home or office or at such other place as such Holder may designate, and (b) all such expenses relating to any amendment, waivers or consents (whether or not consummated) pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company will pay, and indemnify each Holder against any liability for, brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement and

                                                                     Exhibit 4.1

resulting from an agreement or alleged agreement between the Company and such Person. As a condition to transferring the ownership of a Note on the Note Register, the Company may require that the Holder of the Note first pay to the Company the amount of any tax or governmental charge applicable to the transfer of the Note.

         10.7 Acts of Holders; Evidence of Ownership of Notes.

                  (a) Any action to be taken by Holders may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Holders in person or by an agent appointed in writing. The fact and date of the execution by any person or any such instrument may be proved by acknowledgement before a Notary Public or other officer empowered to take acknowledgements, or by an affidavit of a witness to such execution.

                  (b) Prior to due presentment of any Note for registration of transfer, the Company may deem the person in whose name the Note shall be registered upon the books of the Company as the absolute owner of such Note (whether or not such Notes shall be overdue and notwithstanding any notation of ownership or writing thereon by anyone other than the Company), for the purpose of receiving payment of or on account of the principal of, interest on, and premium, if any, on such Note and for all other purposes, and the Company shall not be affected by any notice to the contrary. Payment of or on account of the principal of, interest on, and premium, if any, on such Note shall be made only to or upon the order in writing of the registered owner thereof. All such payments shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

                  (c) Any action taken by the holders of more than one half in aggregate principal amount of the Notes specified in this Agreement in connection with such action shall be conclusively binding upon the Company and the Holders. Any action by any Holder shall bind all future Holders of the same
Note in respect of anything done or suffered by the Company in pursuance thereof.

         10.8 Holders' List. The Company covenants and agrees that it and every obligor upon the Notes will furnish or cause to be furnished to the Note Agent, within three days of appointment, a list in such form as the Note Agent may reasonably require containing all information in the possession or control of the Company as to the name and addresses of the Holders obtained (in the case of each list other than the first list) since the date as of which the next previous list was furnished. Any such list may be dated as of the date not more than 15 days before the time any information is furnished or caused to be furnished and need not include information received after such date. The Note Agent shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in this Section 10.8 and received by it

                                                                     Exhibit 4.1

hereunder. The Note Agent may destroy any list furnished to it as provided in this Section upon receipt of a new list as provided herein.

         10.9 Powers and Rights Not Waived, Remedies Cumulative. No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to and are not exclusive of any rights or remedies any such Holder would otherwise have, and no waiver or consent, given or extended pursuant to the provisions of this Agreement, shall extend to or affect any obligation or right not expressly waived or consented to.

         10.10 Notices. All communications provided for hereunder shall be in writing and, if to a Holder or the Note Agent, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at the address of the Holder on the registration books of the Company, or to the Note Agent at the address as the Note Agent may designate, and if to the Company, delivered or mailed by registered or certified mail or overnight courier, or by facsimile communication, to the Company at the address of its corporate offices; provided, however, that a notice to a Holder by overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this Section 10.10, and a notice to such Holder by facsimile communication shall only be effective if made by confirmed transmission to such Holder at a telephone number designated for such purpose in accordance with this Section 10.10 and promptly followed by delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

         10.11 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns, including each successive Holder.

         10.12 Discharge and Termination. The Company may, at any time, terminate its obligations hereunder and the Notes by irrevocably depositing in trust cash or obligations of the United States government and its agencies for payment of principal of, premium, if any, and interest on, the Notes to maturity. In such event, this Note Agreement shall cease to have any effect except as to (a) rights of registration of transfer, substitution and exchange of Notes, (b) rights of holders to receive payments of principal or premium, of any, and interest on the Notes, (c) the right to convert Notes into shares of Company Common Stock, and (d) the rights, obligations and immunities of the Note Agreement.

         10.13  Survival  of  Covenants  and  Representations.   All  covenants,
representations   and  warranties   made  by  the  Company  herein  and  in  any
certificates delivered pursuant hereto,

                                   Exhibit 4.1

whether or not in connection with any Closing Date, will survive the closing and the delivery of this Agreement and the Notes.

         10.14 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or unenforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         10.15 Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with the laws of the State of Arizona.

         10.16 Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         10.17 Benefits of Provisions of This Agreement. Nothing in this Agreement or in the Notes, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties thereto and the Holders, any legal or equitable right, remedy or claim under or in respect of this Agreement, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions contained in this Agreement or in the Notes being for the sole benefit of the parties hereto and the Holders.

         10.18 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                SOY ENVIRONMENTAL PRODUCTS, INC.


                                By   /s/ Sean F. Lee
                                   ---------------------------------------------
                                     Sean F. Lee, Chief Executive Officer


                                FOX & COMPANY INVESTMENTS, INC.


                                By   /s/ Thomas A. Cifelli
                                   ---------------------------------------------
                                     Thomas A. Cifelli, Executive Vice President

                                                                     Exhibit 4.1

                                    EXHIBIT A


THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS AVAILABLE. THIS NOTES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE NOTES AGREEMENT REFERRED TO HEREIN. A COPY OF THE NOTE AGREEMENT WILL BE PROVIDED TO THE REGISTERED HOLDER HEREOF UPON REQUEST TO THE COMPANY.

                        SOY ENVIRONMENTAL PRODUCTS, INC.


                         Senior Secured Convertible Note


No.  R-*[insert Note number]                                *[insert issue date]
$*[insert principal amount]

         Soy Environmental Products, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to [insert name(s) of Note holder(s)] or registered assigns on the Maturity Date, the principal amount of *[insert principal amount of Note written out] DOLLARS ($[insert principal amount of Note in numbers]) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid heron in an amount equal to four percent (4%) per month in advance commencing on February 1, 1998, and on the first day of each month thereafter through the Maturity Date. The "Maturity Date" shall mean January 31, 1998 unless extended at the discretion of the Company to July 31, 1998 by payment of an extension fee equal to five percent (5%) of the outstanding face amount of the Note. Interest payments shall be paid to the person listed as the registered holder of this Note on the books of the Company as of the close of business on the 15th day of the month preceding the month in which the interest payment date occurs. Both the principal hereof and interest hereon are payable at the principal office of the Company, in coin or currency of the United States of America, which at the time of payment shall be legal tender for the payment of public and private debts. The Company shall have the option to pay interest payments in the form of a check mailed to the registered address of the person entitled thereto.

         This Note is one of the Notes of the Company in the aggregate principal amount of up to $900,000 issued or to be issued under and pursuant to the terms and provisions of the Note

                                                                     Exhibit 4.1

Agreement, dated as of ____________, 1997, entered into by the Company and the Placement Agent and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein, to which Note Agreement reference is hereby made for the statement thereof.

         This Note and the other Notes outstanding under the Note Agreement may be declared due before their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         Subject to and upon compliance with the provisions of the Note Agreement, the holder hereof shall have the right and option at any time after November 16, 1997 to convert the principal hereof or any portion hereof into fully paid and nonassessable shares of Common Stock of the Company at a conversion price per share of $1.00. Such conversion price is subject to adjustment in certain events as more fully set forth in the Note Agreement.

         The Notes are subject to prepayment at the option of the Company on or before November 15, 1997.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                         SOY ENVIRONMENTAL PRODUCTS, INC.



                                         By_____________________________________

                                         Its____________________________________

                                                                     Exhibit 4.1


                       FORM OF REVERSE SIDE OF CERTIFICATE

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to: (Insert Assignee's Social Security or Tax Identification No.)

________________________________________________________________________________

________________________________________________________________________________
               (Pen or type assignee's name, address and zip code)

and irrevocably appoint _______________________________as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:__________________  Your Signature:________________________________________
                                        (Sign exactly as your name appears on
                                        the other side of this Note Certificate)

Signature Guarantee:____________________________________________________________



By____________________________________
The signature should be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                                                                     Exhibit 4.1

                                CONVERSION NOTICE
                (To be completed and signed only upon conversion
                        of the Notes in whole or in part)

TO: SOY ENVIRONMENTAL PRODUCTS, INC.


       The undersigned, Holder of the attached Note, hereby irrevocably elects to convert $_______ principal amount of the Note for shares of Common Stock (as such terms are defined in the Note Agreement dated _________________, 1997), from Soy Environmental Products, Inc. (or other securities or property). The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:___________________________________________________________________________

Address:________________________________________________________________________

Deliver to:_____________________________________________________________________

Address:________________________________________________________________________

         If the foregoing Conversion Notice evidences a conversion of less than the total principal amount of this Note, please issue a new Note, of like tenor, for the remaining principal balance (or other securities or property) in the name(s), and deliver the same to the address(es), as follows:

Name:___________________________________________________________________________

Address:________________________________________________________________________

Dated:_________________________________, 19__.

                                   _____________________________________________
                                   (Name of Holder)

                                   _____________________________________________
                                   (Signature of Holder or Authorized Signatory)

                                   _____________________________________________
                                   (Social Security or Taxpayer Identification
                                   Number of Holder)
                                       A-4